As filed with the Securities and Exchange Commission on February 11, 2025
Registration No. 333-284506
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________
PRE-EFFECTIVE AMENDMENT NO.1
TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_____________________________

BANK OF MARIN BANCORP
(Exact name of registrant as specified in its charter)
_____________________________

California		20-8859754
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
504 Redwood Boulevard, Suite 100
Novato, California
94947
(Address of principal executive offices and zip code)
Timothy D. Myers
President and Chief Executive Officer
Bank of Marin Bancorp
504 Redwood Blvd., Suite 100
Novato, CA 94947
(Name and address of agent for service)
(415) 763-4520
(Telephone number, including area code, of agent for service)

Copies of communications to:
Kenneth E. Moore, Esq.
Angela M. Hwang, Esq.
Stuart | Moore | Staub
641 Higuera Street
Suite 302
San Luis Obispo, CA 93401
(805) 545-8590

_____________________________
Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement become effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.
_____________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

Bank of Marin Bancorp is filing this Pre-Effective Amendment No. 1 (“Amendment No. 1”) to its Registration Statement on Form S-3 (File No. 333-284506), originally filed on January 27, 2025 (the “Registration Statement”), solely to include an additional filing in the documents incorporated by reference and to correct technical issues with the hyperlinking of documents incorporated by reference and in the Exhibit Index. No other changes are being made to the Registration Statement.

_____________________________
The information in this prospectus is not complete and may be changed. We may not sell these securities or accept your offer to buy any of them until the registration statement filed with the Securities and Exchange Commission relating to these securities has been declared “effective” by the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 11, 2025
PROSPECTUS
$125,000,000
BANK OF MARIN BANCORP

Common Stock
Preferred Stock
Warrants
Debt Securities
Depositary Shares
Units

Title, Amount and Offering Price of Securities. We may offer, issue and sell from time to time, together or separately, (a) shares of our common stock, (b) shares of our preferred stock, which we may issue in one or more series, (c) warrants to purchase our common or preferred securities, (d) unsecured debt securities, which may consist of notes, debentures, or other evidences of indebtedness, (e) depositary shares, and (f) units which may include a combination of any of the other offered securities, up to a maximum aggregate offering price of $125,000,000.

Prospectus Supplements. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

Market and Market Price. Our common stock is listed on the Nasdaq Capital Market under the symbol “BMRC.” On January 23, 2025, the closing price of our common stock was $23.58 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Underwriting. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 19 in this prospectus.

Address and Telephone Number. Our principal executive office is located at 504 Redwood Blvd, Suite 100, Novato, California 94947, and the telephone number is (415) 763-4520.
_______________________

Investing in these securities involves substantial risks. See “Risk Factors” on page 3 herein. You should also carefully read and consider the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2023, other periodic reports incorporated into this prospectus, prospectus supplements relating to specific offerings of securities, and in other information that we file with the Securities and Exchange Commission before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

These securities will be securities in Bank of Marin Bancorp. These securities will be unsecured and are not savings accounts, deposits or other obligations of our bank subsidiary, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
_________________________

The date of this prospectus is February 11, 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

We will provide a prospectus supplement containing specific information about the terms of a particular offering by us. The prospectus supplement may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement. See “Where You Can Find More Information” for more information.

In this prospectus, “Bank of Marin Bancorp,” the “Company,” “we,” “our,” “ours,” and “us” refer to Bank of Marin Bancorp, which is a bank holding company headquartered in Novato, California, and its subsidiary on a consolidated basis, unless the context otherwise requires. References to “Bank of Marin” mean Bank of Marin, which is our bank subsidiary. The website for Bank of Marin Bancorp and Bank of Marin is www.bankofmarin.com. Information on the website does not constitute part of this prospectus, unless specifically incorporated by reference.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference contain statements that are considered “forward looking statements” within the meaning of United States securities laws. In addition, Bank of Marin Bancorp and its management may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements, including statements about industry trends, management’s future expectations and other matters that do not relate strictly to historical facts, are based on assumptions by management, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” and “goal” or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements about Bank of Marin Bancorp’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to Bank of Marin Bancorp and its consolidated subsidiary, Bank of Marin.

Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed elsewhere in this prospectus or disclosed in our other SEC filings. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the time this prospectus is filed with the SEC. Bank of Marin Bancorp undertakes no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it is filed with the SEC. The factors discussed herein, in our Annual Report on Form 10-K for the year ended December 31, 2023, any other periodic report incorporated by reference herein, and any future prospectus supplement are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate Bank of Marin Bancorp. Any investor in Bank of Marin Bancorp should consider all risks and uncertainties disclosed in our SEC filings described below under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

OUR COMPANY

Bank of Marin (the “Bank”) was incorporated in August 1989, received its charter from the California Superintendent of Banks (now the Department of Financial Protection and Innovation or "DFPI") and commenced operations in January 1990. The Bank is an insured bank by the Federal Deposit Insurance Corporation (“FDIC”). Bank of Marin Bancorp ("Bancorp") was formed in 2007 and the Bank became its sole subsidiary when each share of Bank common stock was exchanged for one share of Bancorp common stock. Bancorp is listed on the Nasdaq Stock Market under the symbol BMRC. Upon formation of the holding company, Bancorp became subject to regulation under the Bank Holding Company Act of 1956, as amended, and reporting and examination requirements by the Board of Governors of the Federal Reserve System ("Federal Reserve"). Bancorp files periodic reports and proxy statements with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

Virtually all of our business is conducted through Bancorp's subsidiary, Bank of Marin, which is headquartered in Novato, California. In addition to our headquarters and a regional office in the Greater Sacramento region, we operate 27 retail branches and eight commercial banking offices located across Northern California - with a strong emphasis on supporting local communities. Our customer base is comprised of business, not-for-profit, and personal banking relationships within our Northern California footprint. Our business banking focus is on small to medium-sized businesses, not-for-profit organizations, and commercial real estate investors.

We offer a suite of business and personal financial products and services designed to meet the needs of our customers. Our lending categories include commercial real estate loans, commercial and industrial loans (including small business loans), construction financing, consumer loans, and home equity lines of credit. Through third-party vendors, we offer merchant and payroll services, a commercial equipment leasing program and credit cards. Other products and services include payment solutions (e.g., mobile deposit and Zelle®) and a wide array of treasury management services.

We offer a variety of personal and business checking and savings accounts, and a number of time deposit alternatives, including time certificates of deposit, Individual Retirement Accounts (“IRAs”), Health Savings Accounts ("HSA"), Certificate of Deposit Account Registry Service® ("CDARS"), Insured Cash Sweep® ("ICS"), and Demand Deposit MarketplaceSM ("DDM Sweep") accounts. CDARS, ICS and DDM Sweep accounts are networks through which we offer full FDIC insurance coverage in excess of the regulatory maximum by placing deposits in multiple banks participating in the networks. We also offer deposit options including mobile deposit, remote deposit capture, Automated Clearing House (“ACH”) services, wire transfers, and image lockbox services.

Automated teller machines (“ATMs”) are available at most branch locations. Our ATMs are linked to PLUS, CIRRUS and NYCE, as well as MoneyPass® - a network of nation-wide, surcharge-free ATMs. We also offer our depositors 24-hour access to their accounts by telephone and through digital banking services available to personal and business account holders.

We offer wealth management and trust services, which include customized investment portfolio management, trust administration, estate settlement and custody services.

We make international banking services available to our customers indirectly through other financial institutions with whom we have correspondent banking relationships.

As of September 30, 2024, we employed 288 full-time equivalent staff. The actual number of employees, including part-time employees, at year-end 2023 included eight executive officers, 153 other corporate officers and 176 staff. None of our employees are presently represented by a union or covered by a collective bargaining agreement.

We offer a competitive total compensation package including a comprehensive benefits program to our employees designed to attract, retain and motivate employees, as well as to align with our performance, including employee ownership through our Employee Stock Ownership Plan. We regularly compare compensation and benefits with peer companies and market data, making adjustments as needed to ensure compensation stays competitive. We are continually investing in our workforce through employee development, education and training.

We strive to attract, develop, retain and plan for succession of key talent and executives to achieve our strategic objectives. We pride ourselves on creating an open, diverse, and transparent culture that celebrates collaboration and recognizes employees at all levels. We believe that the wide array of perspectives that result from such diversity promotes Legendary Service and business success. We continue to learn and grow, and our current initiatives reflect our ongoing efforts around a more diverse, inclusive and equitable workplace.

In order to develop a workforce that aligns with our corporate values, we regularly sponsor local community events so that our employees can better integrate themselves in and support our communities. We believe that our employees’ well-being and personal and professional development is fostered by our outreach to the communities we serve. Our employees’ desire for active community involvement enables us to sponsor a number of local community events and initiatives, including funding and volunteering for youth mentorship and financial literacy programs to enhance educational opportunities and sponsoring local chambers of commerce and economic development corporations to foster economic vitality.

We recognize that employees who are engaged and committed to their work and workplace contribute meaningfully to our success. On a regular basis, we solicit employee feedback through a confidential, company-wide survey on culture, management, career opportunities, compensation, and benefits. The results of this survey are reviewed and used to update employee programs, initiatives, and communications. We believe that our employee relations are good. We have been recognized as one of the “Best Places to Work” by the North Bay Business Journal.

As of September 30, 2024, we had consolidated total assets of $3.8 billion, total gross loans of $2.09 billion, total deposits of $3.3 billion and shareholder’s equity of $437.0 million.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of securities covered by this prospectus for general corporate purposes. We may temporarily invest funds that we do not immediately need for these purposes in short-term marketable securities or use them to make payments on any borrowings we may have.

SUMMARY OF SECURITIES OFFERED BY THIS PROSPECTUS

We may offer any of the following securities from time to time:

•Common stock;
•Preferred stock;
•Warrants to purchase common stock or preferred stock;
•Debt Securities;
•Depositary Shares; and
•Units.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. The total dollar amount of all securities that we may issue will not exceed $125,000,000. This prospectus, including the following summary of the securities that may be issued, describes the general terms that may apply to the securities. The specific terms of any particular securities that we may offer will be described in a separate prospectus supplement.

Common Stock

We may offer shares of our common stock, which is currently traded on the Nasdaq Capital Market under the symbol “BMRC.” See “Description of Common Stock” beginning on page 5 of this prospectus.

Preferred Stock

We may offer our preferred stock in one or more series. For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or the manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exchangeable for other securities or property, if any; the redemption terms, if any; and any other specific terms that apply to that series of preferred stock. See “Description of Preferred Stock” beginning on page 7 of this prospectus.

Warrants

We may offer warrants to purchase our common stock or preferred stock. For any particular warrants we offer, the applicable prospectus supplement will describe the underlying security; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of securities to be delivered by us upon exercise; and any other specific terms. We may issue the warrants under warrant agreements between us and one or more warrant agents. See “Description of Warrants” beginning on page 9 of this prospectus.

Debt Securities

We may issue, from time to time, debt securities, in one or more series, that will consist of either senior debt or subordinated debt. See “Description of Debt Securities” beginning on page 10 of this prospectus.

Depositary Shares

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. See “Description of Depositary Shares” beginning on page 17 of this prospectus.

Units

We may offer units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. For any particular units we offer, the applicable prospectus supplement will describe the specific terms relating to the offering and units, including, the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; and whether the units will be issued in fully registered or global form. See “Description of Units” beginning on page 19 of this prospectus.

Listing

If any securities we offer are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will state such information.
DESCRIPTION OF COMMON STOCK

The discussion below is a summary of various rights of shareholders, it is not intended to be a complete statement of all rights. The discussion is qualified in its entirety by reference to the Articles of Incorporation of the Company, the Company’s Bylaws as well as the provisions of California and federal law.

Authorized Capital Stock. The Company’s Articles of Incorporation authorize the issuance of up to 30,000,000 shares of Company common stock, no par value, of which 16,082,881 shares were outstanding as of September 30, 2024, and 5,000,000 shares of Company preferred stock, no par value, of which no shares are presently issued and outstanding.

Issuance of Stock. Under the Company’s Articles of Incorporation, shares of common stock or preferred stock may be issued from time to time by the board of directors without the approval of the shareholders.

Liquidation Rights. In the event of liquidation, holders of common stock of the Company are entitled to rights to assets distributable to shareholders on a pro rata basis after satisfaction of liabilities and rights of holders of preferred stock, if any.

Redemption Rights. The Company is empowered by California law to buy its shares of stock from its shareholders at the mutual accord of the shareholder and the Company.

Preemptive Rights. The Company’s Articles of Incorporation do not provide for preemptive rights.

Voting Rights. Each share of Company common stock is entitled to one vote per share.

Cumulative voting in the election of directors of the Company may apply to elections of directors by virtue of California law. Cumulative voting entitles a shareholder providing the proper prior notice to vote as many votes as equals the number of shares the shareholder owns multiplied by the number of directors to be elected. A shareholder may cast all his votes for a single candidate or distribute such votes among any or all of the candidates.

Shareholder Action without a Meeting. The Company’s Bylaws provide that any action that is required or permitted to be taken by shareholders at an annual or special meeting may be taken by a written consent signed by the same number of shareholders that would be required to approve a measure presented at an annual or special meeting.

Shareholder Vote on Business Combinations. In general, approval of a business combination (a merger or sale of assets) involving the Company requires the approval of a majority of the Board of Directors and a favorable vote of a majority of the outstanding shares.

Special Meetings of Shareholders. The Company’s Bylaws provide that a special meeting of the shareholders may be called by, among others, holders of 10% or more of the outstanding voting shares.

Dividends. The Company may pay cash dividends out of funds legally available therefor, subject to the restrictions set forth in the California General Corporation Law (the “CGCL”) and applicable federal and state banking laws. The CGCL provides that a corporation may make a distribution to its shareholders if either of the following are true: (1) the corporation’s retained earnings immediately prior to the distribution equal or exceeds the sum of the amount of the proposed distribution plus the preferential dividends arrears amount; or (2) immediately after the distribution, the value of the corporation’s assets would equal or exceed the sum of its total liabilities plus the preferential rights amount.

Amendment to Charter and Bylaws. Amendments to the Company’s Articles of Incorporation generally require the approval of a majority vote of the Company’s Board of Directors and also by a majority of the outstanding shares of the Company’s voting stock. The Company’s Bylaws may be amended by a majority vote of the Board of Directors or the affirmative vote of a majority of the total votes eligible to be voted by shareholders.

Board of Directors. The Company’s Bylaws provide that the number of directors shall be not less than 9 nor more than 17 with the exact number of directors fixed by a resolution of the board or shareholders. The number of directors has been fixed at 12.

Directors of the Company will also be elected annually for a one year term.

In general, the removal of a director of the Company requires a vote of a majority of the shareholders at a meeting.

Nomination to the Board of Directors. The Company’s Bylaws require shareholders to comply with certain prior notice provisions in connection with the nomination of persons to become directors of the Company. Failure to comply with these provisions may result in the nomination being disregarded.

Dissenters’ Rights. Because the Company is a California corporation, the dissenters’ rights available to Company shareholders also will be governed by Chapter 13 of the CGCL.

Anti-Takeover Restrictions. The Company's Articles of Incorporation and Bylaws, or the Company’s charter documents, contain certain provisions that deal with matters of corporate governance and certain rights of shareholders which might be deemed to have a potential "anti-takeover" effect. Such provisions will also render the removal of an incumbent board of directors or management more difficult.

The following description of certain provisions of the Company's charter documents is necessarily general, and reference should be made in each case to such documents, which are contained as exhibits to the Company’s previous filings with the Commission or available upon request from the Company.

Certain provisions of the Company’s charter documents will impede changes in majority control of the board of directors. The Company’s charter documents provide that:

•Shareholders must comply with certain prior notice provisions in connection with nominations of persons to become directors of the Company. Failure to comply with these provisions may result in the nominations being disregarded.

•The size of the board of directors may be increased or decreased within a specified range by a majority vote of the board.

•Any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, shall be filled for the remainder of the unexpired term by a majority vote of the directors then in office.

•A director, in general, may only be removed by the affirmative vote of a majority of the shares eligible to vote.

Financial Information. Our common stock is listed on Nasdaq Capital Market under the symbol “BMRC.” Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

DESCRIPTION OF PREFERRED STOCK

We have authorized 5,000,000 shares of preferred stock, no par value per share, of which no shares are issued and outstanding as of the date of this prospectus. Our board of directors has the authority to (or may direct a board committee to), without approval of the shareholders, issue shares of preferred stock in one or more series and to fix the number of shares and rights, preferences and limitations of each series. The shares of preferred stock, when issued and sold, will be validly issued, fully paid and nonassessable.

The number of shares and all of the relative rights, preferences and limitations of the respective series of preferred stock authorized by the board of directors (or a committee established by the board of directors) will be described in the applicable prospectus supplement. The terms of a particular series of preferred stock may differ from any other series, among other things, in:

•designation;

•number of shares that constitute the series;

•dividends (which may be cumulative or noncumulative), the dividend rate, or the method of calculating the dividend rate;

•dividend periods, or the method of calculating the dividend periods;

•redemption provisions, including whether, on what terms and at what prices the shares will be subject to redemption at our option and whether a sinking fund will be established;

•voting rights;

•preferences and rights upon liquidation or winding up;

•whether and on what terms the shares will be convertible into or exchangeable for shares of any other class, series or security of ours or any other corporation or any other property;

•for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock;

•whether depositary shares representing the preferred stock will be offered and, if so, the fraction or multiple of a share that each depositary share will represent; and

•the other rights and privileges and any qualifications, limitations or restrictions of those rights or privileges.

Each series of preferred stock will rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up:

•junior to any series of our capital stock expressly stated to be senior to that series of preferred stock;

•senior to our common stock and any class of our capital stock expressly stated to be junior to that series of preferred stock; and

•on a parity with each other series of preferred stock and all other classes of our capital stock.

Dividends. If described in the applicable prospectus supplement, we will pay dividends to the holders of preferred stock, when and as declared by the board of directors, out of funds legally available for payment. The prospectus supplement will detail the annual rate of dividends or the method or formula for determining or calculating them, the payment dates and payment periods for dividends, and whether the dividends are cumulative or non-cumulative. The board of directors will fix a record date for the payment of dividends. We will pay dividends on the preferred stock to the holders of record on that record date.

We will not declare, pay or set aside for payment any dividends on any preferred stock ranking on a parity as to payment of dividends with the preferred stock unless we declare, pay or set aside for payment dividends on all the outstanding shares of preferred stock for all dividend payment periods ending on or before the dividend payment date for that parity stock.

Redemption. The prospectus supplement will indicate whether, and on what terms, shares of any series of preferred stock will be subject to mandatory redemption or sinking fund provision. The prospectus supplement will also indicate whether, and on what terms, including the date on or after which redemption may occur, we may redeem shares of a series of the preferred stock.

Liquidation Rights. In the event we liquidate, dissolve or wind up our affairs, the holders of shares of preferred stock will be entitled to receive, out of our assets available for distribution to shareholders, liquidating distributions in an amount equal to the stated value per share of preferred stock, as described in the applicable prospectus supplement, plus accrued and accumulated but unpaid dividends to the date of final distribution, before any distribution is made to holders of:

•any class or series of capital stock ranking junior to the preferred stock as to rights upon liquidation, dissolution or winding up; or

•our common stock.

However, holders of the shares of preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our securities ranking senior as to rights upon liquidation, dissolution or winding up. Neither a consolidation or merger in which we participate with or into another corporation nor a merger of another corporation with or into us nor a sale or transfer of all or part of our assets for cash or securities will be considered a liquidation, dissolution or winding up.

If, upon our liquidation, dissolution or winding up, our assets then distributable are insufficient to pay in full the amounts payable with respect to the preferred stock and any other preferred stock ranking on parity with the preferred stock as to rights upon liquidation, dissolution or winding up, the holders of the preferred stock and of that other preferred stock will share ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. After we have paid the full amount of the liquidating distribution to which they are entitled, the holders of the preferred stock will not be entitled to any further participation in any distribution of assets.

Voting Rights. Unless otherwise determined by our board of directors and indicated in the prospectus supplement, holders of the preferred stock will not have any voting rights except as from time to time required by law.

DESCRIPTION OF WARRANTS

We may offer warrants from time to time in one or more series for the purchase of our common stock or preferred stock or any combination of those securities. Warrants may be issued independently or together with any shares of common stock or shares of preferred stock or offered by any prospectus supplement and may be attached to or separate from common stock or preferred stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the related prospectus supplement relating to the particular issue of warrants. The warrant agent will act as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The specific terms of a series of warrants will be described in the prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants.

The following is a general description of the warrants we may issue. The prospectus supplement relating to the warrants will describe the specific terms of any issuance of warrants. The terms of any warrants we offer may differ from the terms described in this prospectus. Consequently, we will describe in the prospectus supplement the specific terms of the particular series of warrants offered by that prospectus supplement. For a description of the terms of a particular series of warrants, you should carefully read this prospectus, the prospectus supplement related to those warrants, and the applicable warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus forms a part or by a document incorporated by reference into this prospectus.

Terms. If we offer warrants, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:

•the title of the warrants;

•the total number of warrants;

•the number of shares of common stock purchasable upon exercise of the warrants to purchase common stock and the price at which shares of common stock may be purchased upon exercise of the warrants;

•the designation and terms of any series of preferred stock purchasable upon exercise of the warrants to purchase preferred stock and the price at which shares of preferred stock may be purchased upon exercise of the warrants;

•the date on and after which the warrants and the related common stock or preferred stock will be separately transferable;

•the date on which the right to exercise the warrants will commence and the date on which this right will expire;

•the minimum or maximum amount of the warrants which may be exercised at any one time;

•a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•any other terms of the warrants including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of common stock or shares of preferred stock purchasable upon exercise, including the right to receive any dividends or vote. Unless otherwise stated in the prospectus supplement, warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer, and may be exercised at the office of the warrant agent.

Exercise of Warrants. Each warrant will entitle the holder to purchase a number of shares of common stock or shares of preferred stock at an exercise price as will in each case be set forth in, or calculable from, the related prospectus supplement. Warrants may be exercised at the times set forth in the applicable prospectus supplement. After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the related prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase shares of common stock or shares of preferred stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed and duly executed at the office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of common stock or shares of preferred stock purchasable upon such exercise. If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Incorporation by Reference” on page 21 of this prospectus. We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

DESCRIPTION OF DEBT SECURITIES

We may issue, from time to time, debt securities, in one or more series, that will consist of either senior debt or subordinated debt. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities. Senior debt securities will be issued under an indenture, referred to as the “senior indenture,” between us and a senior indenture trustee to be named in the applicable prospectus supplement. Subordinated debt securities will be issued under a separate indenture, referred to as the “subordinated indenture,” between us and a subordinated indenture trustee to be named in the applicable prospectus supplement. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939 (the “Trust Indenture Act”). A copy of the form of each of these indentures is included as an exhibit to the registration statement of which this prospectus is a part.

Neither indenture limits the amount of debt securities that we may issue. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold; provided that if the additional debt securities are not fungible with the debt securities of the series previously offered or sold for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP or other identifying number.

The indentures provide that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indentures, the terms of the indentures do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indentures as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

Provisions of the Indentures

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•the form and title of the debt securities;
•whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;
•the principal amount of the debt securities;
•the denominations in which the debt securities will be issued;
•the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;
•the currency or currency unit in which the debt securities will be paid, if not U.S. dollars;
•any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;
•the place where the principal of, and premium, if any, and interest on any debt securities will be payable;
•the date or dates on which the debt securities will be issued and the principal, and premium, if any, of the debt securities that will be payable;
•the rate or rates which the debt securities will bear interest and the interest payment dates for the debt securities;
•any mandatory or optional redemption provisions;
•the terms, if any, upon which the debt securities are convertible into other securities of ours and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;
•any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;
•any deletion from, changes of or additions to the covenants or events of default;
•any changes to the terms and condition upon which the debt securities can be defeased or discharged;
•any restriction or other provision with respect to the transfer or exchange of the debt securities;
•the identity of any other trustee, paying agent and security registrar, if other than the trustee; and
•any other terms of the debt securities.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities or property of ours. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:

•the conversion or exchange price;
•the conversion or exchange period;
•provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;
•events requiring adjustment to the conversion or exchange price; and
•provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Ranking of Debt Securities; Holding Company Structure

Senior Debt Securities

Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt

Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior debt, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities. We will also state in that prospectus supplement limitations, if any, on the issuance of additional senior debt.

Holding Company Structure

The debt securities will be our exclusive obligations. We are a holding company and substantially all of our consolidated assets are held by our subsidiary. Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends our subsidiaries can pay, and also restrict certain subsidiaries from making investments in or loans to us.

Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of our subsidiaries.

Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. If a receiver or conservator were appointed for Bank of Marin, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the FDIC as subrogee or transferee) over general creditors. Claims for customer deposits would have a priority over any claims that we may ourselves have as a creditor of Bank of Marin. Unless otherwise specified in the applicable prospectus supplement, the indentures will not limit the amount of indebtedness or other liabilities that we and our subsidiaries may incur.

Subordinated Debt Securities Intended to Qualify as Tier 2 Capital

Unless otherwise stated in the applicable prospectus supplement, it is currently intended that the subordinated debt securities will qualify as Tier 2 Capital under the guidelines established by the Federal Reserve for bank holding companies. The guidelines set forth specific criteria for subordinated debt to qualify as Tier 2 Capital.

Among other things, the subordinated debt must:

•be unsecured;
•have a minimum original maturity of at least five years;
•be subordinated to depositors and general creditors;
•not contain provisions permitting the holders of the debt to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of the institution;
•not contain provisions permitting the issuer of the debt to redeem the security prior to the maturity date without prior approval of the Federal Reserve; and
•not contain provisions that would adversely affect liquidity or unduly restrict management’s flexibility to operate the organization, particularly in times of financial difficulty, such as limitations on additional secured or senior borrowings, sales or dispositions of assets or changes in control.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:

•default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;
•default in the payment of any interest or additional amounts on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;
•default in the deposit of any sinking fund payment on the debt securities when due;
•default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;
•specified events in bankruptcy or insolvency; and
•any other event of default provided with respect to the debt securities of any series.

Unless otherwise indicated in the applicable prospectus supplement, if an event of default occurs and is continuing for any series of senior debt securities, unless the principal amount of all senior debt securities of that particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be immediately due and payable.

Unless otherwise indicated in the applicable prospectus supplement, no event of default described in the first, second, third, fourth or sixth bullet points above will permit acceleration of the payment of the principal of the subordinated debt securities. Unless otherwise indicated in the applicable prospectus supplement, if an event of default described under the fifth bullet point above shall have occurred and be continuing, unless the principal amount of all the subordinated debt securities of a particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the subordinated debt securities of that series may declare all amounts or any lesser amount provided for in the subordinated debt securities of that series to be immediately due and payable.

At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

•in the payment of any amounts due and payable or deliverable under the debt securities of that series; or
•in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

•that holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;
•the holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;
•the indenture trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request; and
•the indenture trustee fails to institute the proceeding within 60 days.

However, the holder of any debt security has the right to receive payment of the principal of (and premium, if any) and interest on, and any additional amounts in respect of, such debt security on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

Consolidation, Merger or Asset Sale

Each indenture generally allows us to consolidate or merge with a domestic person, association or entity. They also allow us to sell, lease or transfer our property and assets substantially as an entirety to a domestic person, association or entity. If this happens, the remaining or acquiring person, association or entity must assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures.

However, we will only consolidate or merge with or into any other person, association or entity or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the indentures, which require that:

•the remaining or acquiring person, association or entity is organized under the laws of the United States, any state within the United States or the District of Columbia;
•the remaining or acquiring person, association or entity assumes our obligations under the indentures; and
•immediately after giving effect to the transaction, no Default or Event of Default, as defined above, shall have occurred and be continuing.

The remaining or acquiring person, association or entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor may exercise our rights and powers under the indentures, in our name or in its own name. If we sell or transfer all or substantially all of our assets, we will be released from all our liabilities and obligations under any indenture and under the debt securities. If we lease all or substantially all of our assets, we will not be released from our obligations under the indentures.

Modification of Indentures

Under each indenture, generally we and the trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of any series affected by the modification, voting as one class. No modification of the principal or interest payment terms, no modification reducing the percentage required for modifications and no modification impairing the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without its consent.

In addition, we and the trustee may amend the indentures without the consent of any holder of the debt securities to make certain technical changes, such as:

•curing ambiguities or correcting defects or inconsistencies;
•evidencing the succession of another person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;
•providing for a successor trustee;
•qualifying the indentures under the Trust Indenture Act; and
•complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded.

Discharging Our Obligations

We may choose either to discharge our obligations on the debt securities of any series in a legal defeasance, or to release ourselves from our covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time on the 91st day after we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities, conversion or exchange of debt securities, sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates.

We may discharge our obligations on the debt securities of any series or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income or loss or subject them to different tax treatment. In the case of legal defeasance, this opinion must be based on either an IRS letter ruling or change in federal tax law. We may not have a default on the debt securities discharged on the date of deposit. The discharge may not violate any of our agreements. The discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940.

Information Concerning the Indenture Trustee

Under provisions of the indentures and the Trust Indenture Act, if a trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the trustee shall either eliminate such interest or resign in the manner provided by the indentures. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The trustee may be removed with respect to a series of debt securities by the Company in accordance with the terms of the Indenture, or by the holders of a majority in aggregate principal amount of such series at any time.
Each indenture contains certain limitations on the right of the trustee thereunder, in the event that it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise.

The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve, the priority of the trustee’s claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities. However, no annual report is required to be submitted if no event described in Section 313(a) of the Trust Indenture Act has occurred within the 12 months preceding the reporting date.

Each indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee shall be accompanied by a certificate of our officers and an opinion of counsel, who may be our counsel, stating that, in the opinion of the signers, we have complied with all conditions precedent to the action.

No Personal Liability of Officers, Directors, Employees or Shareholders

Our officers, directors, employees and shareholders will not have any liability for our obligations under the indentures or the debt securities by way of his or her status. Each holder of debt securities, by accepting a debt security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities.

Form, Denominations and Registration; Global Securities; Book Entry Only System

Unless otherwise indicated in a prospectus supplement, the debt securities of a series will be issued only in fully registered form, without coupons, in denominations of $1,000 or integral multiples thereof. You will not have to pay a service charge to transfer or exchange debt securities of a series, but we may require you to pay for taxes or other governmental charges due upon a transfer or exchange.

Unless otherwise indicated in a prospectus supplement, each series of debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or any successor depositary, which we call a “depositary”, and will be represented by one or more global notes registered in the name of Cede & Co., as nominee of DTC. The interests of beneficial owners in the global notes will be represented through financial institutions acting on their behalf as direct or indirect participants in DTC. See “Global Securities,” for the procedures for transfer of interests in securities held in global form.

Subordination

The subordinated debt securities will be subordinated in right of payment to all “senior debt,” as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings, the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

In addition, we may make no payment on the subordinated debt securities in the event:

•there is an event of default with respect to any senior debt which permits the holders of that senior debt to accelerate the maturity of the senior debt; and
•the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.

The subordinated notes will be subordinated in right of payment to the prior payment in full of all “senior debt”. This means that, in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our senior debt will be entitled to receive payment in full of all amounts that are due or will become due on their debt securities before the holders of the subordinated debt will be entitled to receive any amounts under the subordinated debt. These circumstances include when we make a payment or distribute assets to creditors upon our liquidation, dissolution, winding up or reorganization. These subordination provisions mean that if we are insolvent, a direct holder of a specific amount of our senior debt may ultimately receive more of our assets than a direct holder of the same amount of subordinated debt, and our creditor that is owed a specific amount may ultimately receive more of our assets than a direct holder of the same amount of subordinated debts.

In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar proceedings or events involving us or our assets, any creditors in respect of senior debt (as defined below) will be entitled to receive payment in full of all amounts due or to become due on or in respect of such senior debt, before any amount is made available for payment or distribution to the holders of the subordinated debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt, we will be in default on our obligations under the subordinated debt if we do not make the payment when due. This means that the trustee and the holders of subordinated debt can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior debt” is defined in the subordinated indenture as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Bank of Marin Bancorp whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of Bank of Marin Bancorp for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:

(i) any debt (a) for money borrowed by Bank of Marin Bancorp, or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure obligations of Bank of Marin Bancorp, or to secure the payment of revenue bonds issued for the benefit of Bank of Marin Bancorp whether contingent or otherwise;

(ii) any debt of others described in the preceding clause (i) which Bank of Marin Bancorp has guaranteed or for which it is otherwise liable;

(iii) the obligation of Bank of Marin Bancorp as lessee under any lease of property which is reflected on Bank of Marin Bancorp’s balance sheet as a capitalized lease; and

(iv) any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii).

“Senior debt” does not include (1) any such indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of Bank of Marin Bancorp to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (3) any indebtedness to a subsidiary of Bank of Marin Bancorp and (4) the subordinated debt securities.

The subordinated indenture does not limit or prohibit the incurrence of additional senior debt, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a “depositary” identified in the prospectus supplement or other offering materials relating to that series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole:

•by the depositary to a nominee of the depositary;
•by a nominee of the depositary to the depositary or another nominee of the depositary; or
•by the depositary or the nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to a series of global debt securities and material limitations and restrictions relating to a series of global bearer securities will be described in the applicable prospectus supplement or other offering materials.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue receipts for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you. Any summary description of the depositary agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of such depositary agreement and depositary receipts.

The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions. If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Withdrawal of Stock. Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. Partial or fractional shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption of Depositary Shares. If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as the bank depositary may determine.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Depositary Shares. Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holder of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

Notices. The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

Limitation of Liability. Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF UNITS

We may offer units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Consequently, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. In this section, we describe the general terms and provisions of the units that we may offer.

The prospectus supplement relating to the units we may offer will include specific terms relating to the offering, including, the designation and terms of the units and the securities comprising the units; whether and under what circumstances those securities may be held or transferred separately; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; and whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit certificate, which will be filed with the SEC if we offer units. We urge you to read the applicable unit certificate and the applicable prospectus supplement and any other offering material in their entirety.

PLAN OF DISTRIBUTION

The following sets forth a general summary of the plan of distribution for securities we may offer. The applicable prospectus supplement may update and supersede this summary.

We may sell our securities in any of three ways (or in any combination):

•through underwriters or dealers;

•directly to one purchaser or a limited number of purchasers; or

•through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering, which will include:

•the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them;

•the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters or dealers; and

•any delayed delivery arrangements.

The offer and sale of the securities by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•at a fixed price or prices, which may be changed;

•at market prices prevailing at the time of sale;

•at prices related to the prevailing market prices; or

•at negotiated prices.

Any public offering price and any discounts or concessions to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise provided in a prospectus supplement, any obligation of underwriters to purchase the securities will be subject to certain conditions precedent and any underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the securities offered from time to time under this prospectus will be passed upon for us by Stuart | Moore | Staub. If legal matters are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The Company’s consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of internal control over financial reporting of the Company as of December 31, 2023, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.bankofmarin.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate by reference the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules:

•The Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on March 14, 2024;

•Those portions of our Definitive Proxy Statement on Schedule 14A, filed on April 9, 2024, incorporated by reference in our Annual Report on Form 10-K, filed on March 14, 2024.

•The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, as filed on May 9, 2024, August 8, 2024, and November 8, 2024, respectively;

•Current Reports on Form 8-K filed on February 28, 2024, April 30, 2024, May 17, 2024 (two filed), June 26, 2024, July 25, 2024, August 16, 2024, and December 6, 2024.

•The description of the registrant’s common stock contained in the registrant’s Registration Statement on Form S-4, filed on June 11, 2021, (SEC File No. 333-257025) as updated by Exhibit 4.01 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed March 14, 2024, together with any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s Internet site at https://www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You may request a copy of these filings by writing or telephoning us at the following address:
Bank of Marin Bancorp
504 Redwood Blvd., Suite 100
Novato, California 94947
Telephone: (415) 763-4520
Attn: Corporate Secretary

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the Securities being registered hereby, all of which will be borne by Bank of Marin Bancorp (except any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$19,138
Listing fees	*
Accounting fees and expenses	*
Legal fees and expenses	*
Blue Sky expenses	*
Printing	*
Trustee’s expenses	*
Fees of rating agencies	*
Transfer agent fees and expenses	*
Miscellaneous expenses	*
Total	$19,138
______________________________
* These fees and expenses depend on the securities offered and the number of securities issuances and cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Bank of Marin Bancorp and its subsidiary, Bank of Marin, are subject to the California General Corporation Law (the "CGCL"), which provides a detailed statutory framework covering indemnification of any officer or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her services on behalf of such corporation.

With respect to indemnification, the CGCL provides that to the extent any officer, director or other agent of a corporation is successful "on the merits" in defense of any legal proceeding to which such person is a party or is threatened to be made a party by reason of his or her service on behalf of such corporation or in defense of any claim, issue, or matter therein, such agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, but does not require indemnification in any other circumstance. The CGCL also provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of such corporation. The CGCL further provides that in derivative suits a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.

The CGCL permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the CGCL provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation's articles of incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.

The Bylaws of Bank of Marin Bancorp and Bank of Marin contain provisions substantially identical to the provisions of the CGCL.

Bank of Marin Bancorp has entered into agreements to indemnify its directors and executive officers. These agreements, among other things, provide that Bank of Marin Bancorp will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer of Bank of Marin Bancorp or in connection with his or her service at the request of Bank of Marin Bancorp for another corporation or entity. The indemnification agreements also establish the procedures that will apply in the event a director or officer makes a claim for indemnification.

In addition, Bank of Marin Bancorp and Bank of Marin maintain directors’ and officers’ liability insurance policies.

Item 16.	Exhibits

The list of exhibits filed as part of the Registration Statement are listed on the Exhibit Index incorporated by reference herein.

Item 17.	Undertakings.
The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of

1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

1.1	Form of Underwriting Agreement of equity securities**
1.2	Form of Underwriting agreement of debt securities**
4.1	Articles of Incorporation, as amended, is incorporated by reference to Exhibit 3.01 to Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024.
4.2	Bylaws, as amended, incorporated by reference to Exhibit 3.02 to Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024.
4.3	Form of Preferred Stock Certificate**
4.4	Form of Warrant Agreement (including Form of Warrant Certificate)**
4.5	Form of Indenture for Senior Debt Securities (including form of Note)*
4.6	Form of Indenture for Subordinated Debt Securities (including form of Note)*
4.7	Form of Depositary Agreement for Depositary Shares (including Form of Depositary Share Certificate)**
4.8	Form of Unit Certificate**
5.1	Opinion of Stuart | Moore | Staub*

23.1	Consent of Moss Adams LLP*

23.2	Consent of Stuart | Moore | Staub, included in Exhibit 5.1*

24.1	Powers of Attorney*
25.1	Form T-1 Statement of Eligibility of the trustee under the Indenture for Senior Debt Securities***
25.2	Form T-1 Statement of Eligibility of the Trustee under the Indenture for Subordinated Debt Securities***

107	Filing Fee Table*
* Filed with original filing of this registration statement on January 27, 2025
** To be filed, if applicable, subsequent to the effectiveness of this registration statement (1) by an amendment to this registration statement, or (2) as an exhibit to a Current Report on Form 8-K and incorporated herein by reference
*** Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) by the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that the Registrant meets all of the requirements of filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Novato, State of California on February 11, 2025.

BANK OF MARIN BANCORP

By: /s/ Timothy D. Myers
Timothy D. Myers
President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 11, 2025.

Signature Capacity

* Chairman of the Board
WILLIAM H. MCDEVITT

/s/ Timothy D. Myers Director, President and Chief Executive Officer
TIMOTHY D. MYERS

/s/ David Bonaccorso Executive Vice President and Chief Financial
DAVID BONACCORSO Officer

* Director
NICOLAS C. ANDERSON

* Director
RUSSELL A. COLOMBO

* Director
CHARLES D. FITE

* Director
CIGDEM F. GENCER

* Director
JAMES C. HALE

* Director
KEVIN R. KENNEDY

* Director
SANJIV S. SANGHVI

* Director
JOEL SKLAR, M.D.

* Director
BRIAN M. SOBEL

* Director
SECIL TABLI WATSON

*By: /s/ David Bonaccorso
Attorney-in-fact